Exhibit 10.2

Dated August 12, 2026

Jumia Technologies AG

[● INVESTOR]

Share Purchase Agreement

 i

Index of Defined Terms

Additional Payment	1
ADS Purchase Price	1
ADSs	1
Affiliate	6
Aggregate Investor Additional Amount	2
Aggregate Investor Issue Price	2
Agreement	1
AktG	3
Anti-Corruption Laws	7
Anti-Money Laundering Laws	8
Articles of Association	1
Authority	5
Baader	2
Bank Certificate	3
Business Day	2
Capital Increase	1
Capital Increase Account	3
CET	2
Clearstream Europe	1
Closing Date	4
Commercial Register	1
Company	1
Delivery Order	4
Deposit Agreement	1
Depositary	1
Depositary Statement	4
EUR	1
Exchange Act	7
Existing Shares	1
Germany	1
IFC	2
IFC ADSs	2
IFC Shares	2
Investment Company Act	7
Investor	1
Investor ADSs	2
Investor Shares	2
Issue Price	1
Issuer Group	5
Management Board	1
New ADSs	1
New Shares	1
Other Investor New Shares	2
Other Investors	2
Parties	1
Party	1
Payment Instructions	4
Person	5
Q2/2026 Release	9
Registration Date	2
Registration Statement	9
Regulation S	1
SEC	7
SEC Documents	7
Securities Act	1
Shares	1
Subscription Certificate	3
Subscription Date	2
Subsidiaries	5
Subsidiary	5
Total Investor Shares	2
Transaction	2
Transaction Documents	5

 ii

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) has been entered into on August 12, 2026 among:

(1)	Jumia Technologies AG, Skalitzer Straße 104, 10997 Berlin, Federal Republic of Germany (“Germany”) (the “Company”); and

(2)	[● Name of Investor], a [organization], organized under the laws of [● jurisdiction], with its registered office at [● address] (the “Investor”).

(The Company and the Investor are also collectively referred to as the “Parties” and each of them as a “Party”.)

RECITALS

(A)	The Company is a stock corporation (Aktiengesellschaft) incorporated under the laws of Germany and registered under docket number HRB 203542 B and the name “Jumia Technologies AG” with the commercial register of the local court (Amtsgericht) of Charlottenburg (the “Commercial Register”).

(B)	As of the date of this Agreement, the share capital (Grundkapital) of the Company amounts to Euro (“EUR”) 249,135,746.00. Pursuant to Section 4(1) of the Company’s articles of association (the “Articles of Association”), the share capital of the Company consists of 249,135,746 ordinary bearer shares with no par value (auf den Inhaber lautende Stammaktien ohne Nennbetrag (Stückaktien)), each such share representing a pro-rata amount of the share capital (anteiliger Betrag des Grundkapitals) of EUR 1.00 (the “Existing Shares”, and together with the New Shares (as defined in Recital (D)) the “Shares”). The Existing Shares have been validly authorized and issued, are fully paid-in and with full dividend entitlement from and including the Company’s fiscal year beginning 1 January 2026. The Existing Shares are represented by global share certificates deposited with Clearstream Europe AG, Eschborn (“Clearstream Europe”).

(C)	American Depositary Shares (“ADSs”), each representing two (2) Shares, are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “JMIA”.

(D)	On August 11, 2026, the management board of the Company (Vorstand) (the “Management Board”), with the approval of the supervisory board (Aufsichtsrat) of the Company of August 12, 2026, resolved to increase the share capital of the Company by EUR 18,115,936.00 (the “Capital Increase”) by issuing 18,115,936 new ordinary bearer shares with no par value from the authorized capital 2026/I pursuant to Section 4(2) of the Articles of Association (the “New Shares”), to exclude statutory subscription rights, and to determine further details of the Capital Increase and its implementation, including the issue price of EUR 1.00 (the “Issue Price”) per New Share, with a contractual additional payment (schuldrechtliche Zuzahlung) to be allocated to the capital reserves of the Company under § 272(2)(4) of the German Commercial Code (HGB) (the “Additional Payment”). The Additional Payment per New Share shall equal the difference between (i) the purchase price per new ADS purchased by the Investor as set forth in Clause 1.1 below (the “ADS Purchase Price”) divided by two, and (ii) the converted Issue Price (i.e., the Issue Price converted into United States dollars (“USD”) applying the European Central Bank reference rate for USD/EUR published on the Subscription Date (as defined below) (or, if no such rate is published for that date, the reference rate most recently published prior to that date)).

(E)	New ADSs (the “New ADSs”) are being offered to and allocated among investors in private placements on the basis of an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or in reliance on Regulation S under the Securities Act (“Regulation S”) at the ADS Purchase Price per New ADS, and the New ADSs will be delivered to investors by The Bank of New York Mellon as depositary with respect to ADSs (the “Depositary”) under the deposit agreement dated as of April 12, 2019, by and among the Company, the Depositary and the holders and beneficial owners from time to time of ADSs issued thereunder, as may be amended from time to time (the “Deposit Agreement”).

(F)	The Investor is entering into this Agreement concurrently with other investors (the “Other Investors”) to acquire New ADSs (the “Investor ADSs”), each representing two (2) New Shares from the Capital Increase (the “Investor Shares”). The Other Investors will acquire [●] New ADSs, each representing two (2) New Shares from the Capital Increase (the “Other Investor Shares” and together with the Investor Shares, the “Total Investor Shares”) based on separate share purchase agreements dated the date hereof. Furthermore, the International Finance Corporation (the “IFC”) is concurrently entering into a subscription agreement with the Company dated the date hereof to subscribe for New Shares (the “IFC Shares”), which will be represented by New ADSs (the “IFC ADSs”).

(G)	Baader Bank AG (“Baader”) has been appointed by the Company as agent in connection with the Capital Increase and will subscribe, among others, the Investor Shares (subject to pre-payment of the Aggregate Investor Issue Price, as defined in Clause 1.1 below), on or about August 13, 2026, at the Issue Price (such date the “Subscription Date”).

(H)	The Company is expected to apply for the registration of the consummation of the Capital Increase with the Commercial Register within ten (10) days following the Subscription Date and will use reasonable best efforts to cause such registration to be effected no later than 23:59 (Central European Time (“CET”, such definition to refer to Central European Summertime (CEST), if applicable at the relevant point in time)) on the twelfth (12th) Business Day (as defined below) after the Subscription Date (such date of registration being the “Registration Date”). For the purposes of this Agreement, “Business Day” shall be a day on which banks are open for business and exchanges are open for trading in Frankfurt am Main and New York.

(I)	Following registration of the Capital Increase in the Commercial Register, Baader shall cause the New Shares, including the Investor Shares, to be credited through the Clearstream system to the securities account of The Bank of New York Mellon SA/NV, as custodian for the Depositary, under the Deposit Agreement. The Depositary will register and deliver the New ADSs, including the Investor ADSs in restricted uncertificated form to the Investor and the Other Investors on the Closing Date (as defined in Clause 3.1).

(J)	The Capital Increase, together with the purchase of the Investor ADSs by the Investor pursuant to this Agreement as well as the concurrent purchases of the other New ADSs by the Other Investors and the IFC as described in Recital (F), and performance of each of the other Transaction Documents (as defined below) are herein collectively referred to as the “Transaction”.

NOW IT IS HEREBY AGREED as follows:

1.	Agreement to Purchase the Investor ADSs

1.1	The Company sells and the Investor agrees to acquire the Investor ADSs, i.e., [●] New ADSs at the ADS Purchase Price of USD [●] per New ADS. In consideration of the acquisition of the Investor ADSs, the Investor shall pay (i) the Issue Price (denominated in EUR) multiplied by the number of Investor Shares, i.e. EUR [●] (the “Aggregate Investor Issue Price”) as set forth in Clause 2.2 below and (ii) the Additional Payment multiplied by the number of Investor Shares (the “Aggregate Investor Additional Payment Amount”) as set forth in Clause 3.2 below.

2.	Implementation of the Capital Increase

2.1	Subject to the conditions set forth in Clause 7 and pre-payment of the Aggregate Investor Issue Price as set forth in Clause 1.1 above and Clause 2.2 below, the Company agrees to issue and to cause Baader, in its capacity as subscription agent acting in its own name but for the account of the Investor, to subscribe for the Investor Shares on the Subscription Date. The Company has also undertaken vis-à-vis the Other Investors to issue, and to cause Baader, acting in its own name but for the account of the Other Investors, on the Subscription Date to subscribe for, the Other Investor Shares.

2.2	For the purpose of registering the consummation of the Capital Increase with the Commercial Register, the Investor shall, subject to the terms and conditions set forth in this Agreement, effect payment of the Aggregate Investor Issue Price (denominated in EUR) to a special account in the name of the Company entitled “Sonderkonto Kapitalerhöhung”, for value by 11:00 a.m. CET on the Subscription Date (or such other date to be agreed among the Parties) to the Company in EUR to the bank account of the Company as set out below:

Correspondent Bank:
S.W.I.F.T. BIC:
Beneficiary:
Account Name:
IBAN:
Narrative (if applicable):

(the “Capital Increase Account”), as payment pursuant to § 36a(1) of the German Stock Corporation Act (“AktG”).

The Other Investors and IFC, respectively, have also undertaken to effect payment of the Issue Price multiplied by the number of Other Investor Shares and of IFC Shares, respectively, to the Capital Increase Account.

2.3	Baader has undertaken, to the extent the Aggregate Investor Issue Price has been paid, to execute and deliver to the Company (i) a subscription certificate (Zeichnungsschein) regarding the Total Investor Shares (the “Subscription Certificate”), on the Subscription Date by 12:00 (noon, CET), such Subscription Certificate, in accordance with its terms, to expire on the twelfth (12th) Business Day after the Subscription Date, 23:59 (CET) and (ii) a certificate (the “Bank Certificate”) confirming credit of the Aggregate Investor Issue Price pursuant to §§ 203(1), 188(2), 36(2), 36a(1) and 37(1) AktG.

2.4	Registration of Capital Increase

(a)	Promptly (unverzüglich) upon receipt of the Subscription Certificate and the Bank Certificate, the Company shall apply for the registration of the consummation of the Capital Increase in the Commercial Register. Upon request by the Investor, the Company shall promptly (unverzüglich) deliver to the Investor (or its legal counsel as notified to the Company) electronic copies of all documents filed with the Commercial Register regarding the Investor Shares.

(b)	If the registration with the Commercial Register of the consummation of the Capital Increase has not been effected by 23:59 (CET) on the twelfth (12th) Business Day after the Subscription Date, the Subscription Certificate shall expire and, unless the Investor and the Company agree that Baader shall submit a new Subscription Certificate (to expire in accordance with its terms on a date to be determined by the Investor), the Investor may request immediate repayment of the Aggregate Investor Issue Price. If the Investor and the Company have not agreed on the submission of a new Subscription Certificate on or prior to the thirteenth (13th) Business Day after the Subscription Date, 23:59 (CET) at the latest (and for the avoidance of doubt, there shall be no obligation to agree on the submission of a new Subscription Certificate), all obligations of the Investor under this Agreement, including its obligations to subscribe the Investor Shares, shall terminate.

2.5	Delivery of Investor Shares to Depositary

Promptly (unverzüglich) upon registration of the consummation of the Capital Increase in the Commercial Register on the Registration Date, the Company shall cause delivery of a global share certificate to, or cause the creation of a global share certificate at, Clearstream Europe, in each case representing, among others, the Investor Shares to enable credit, and the Investor authorizes such credit, of the Investor Shares by transfer by way of book-entry in the clearing system of Clearstream Europe to a securities account of The Bank of New York Mellon SA/NV as custodian for The Bank of New York Mellon as Depositary.

3.	Settlement and Registration

3.1	Delivery of ADS to the Investor

On the closing date (the “Closing Date”) specified in the payment instructions (the “Payment Instructions”), a form of which is attached as Appendix 1 hereto and which is expected to be issued by the Company shortly after the Registration Date, the Company shall, against payment (Zug um Zug) of the Aggregate Investor Additional Payment Amount in accordance with Clause 3.2 of this Agreement, issue a restricted delivery order (the “Delivery Order”) to the Depositary instructing the Depositary to register and deliver to the Investor, or its nominee, free of charge and free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act), on the Closing Date the Investor ADSs via a book-entry record on the books of the Depositary; the Company shall also request the Depositary to deliver to the Investor, at or as soon as practicable following the Closing Date, a copy of the records of the Depositary showing the Investor or its nominee as the registered holder of the Investor ADSs as of the Closing Date (the “Depositary Statement”). The Investor ADSs shall be subject to the Securities Act legend for the period of time set forth in Clause 9.2 (which shall be included in the Depositary Statement to be delivered to the Investor). The Investor instructs the Company to instruct the Depositary to deliver the Investor ADSs via book-entry to the following recipient:

Registration Name:            [●]

Registration Address:         [●]

Tax ID:                               [●]

3.2	Payment for Investor ADSs to Company

Subject to the conditions set forth in Clause 7, the Investor shall pay the Aggregate Investor Additional Payment Amount for value by 12:00 (noon, CET) on the Closing Date to the Company in USD to the bank account of the Company as set out below:

Correspondent Bank:

S.W.I.F.T. BIC:

IBAN:

Narrative (if applicable):

4.	Representations and Warranties of the Company

As of the date hereof, as of the Subscription Date and as of the Closing Date, the Company represents and warrants, by way of an independent guarantee and irrespective of negligence (in Form eines selbständigen, verschuldensunabhängigen Garantieversprechens), to the Investor that:

4.1	Corporate Structure, Share Capital and Corporate Governance

(a)	The Company is a German stock corporation (Aktiengesellschaft), duly incorporated and registered with the Commercial Register and validly existing and in good standing under the laws of Germany. Each of the subsidiaries of the Company (together referred to as the “Subsidiaries” and each of them a “Subsidiary”, and together with the Company as the “Issuer Group”) is where so required, duly incorporated and registered and validly existing and in good standing under the laws of its respective jurisdiction of organization.

(b)	The Company and each of its Subsidiaries has the power and authority to conduct its business as currently conducted. Neither the Company nor any of its Subsidiaries and none of their respective assets have any immunity from legal process.

(c)	The Investor Shares, when duly subscribed, duly paid-in and effectively issued as provided herein, are or, prior to the consummation of the Capital Increase with the Commercial Register, will be, validly issued, fully paid-in, freely transferable, non-assessable, free of any third-party rights and not subject to any liens, charges, encumbrances, equities, claims or any other rights of any individual, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, of any national, supranational, regional or local government or governmental, statutory, regulatory, administrative, fiscal or government-owned body, department, commission, authority, agency or entity, stock exchange or central bank (or any Person whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank) or any court, tribunal, or judicial or arbitral body (the “Authority”) or of any other entity whether acting in an individual, fiduciary or other capacity (the “Person”) other than as contemplated herein.

(d)	The Investor Shares, following the consummation of the Capital Increase with the Commercial Register, will have equal rights and will be fully fungible with the Existing Shares.

4.2	Authorization of the Transaction and the Issuance of the Investor Shares and New ADSs

The corporate bodies (Organe) of the Company have taken, prior to the Closing Date (except for the application for registration of the consummation of the Capital Increase with the Commercial Register), all necessary corporate action to authorize the Transaction in accordance with the terms set forth in this Agreement. In particular, this Agreement and, as the case may be, any other agreements relevant to the Transaction and to which the Company is or will be a party (the “Transaction Documents”), have been or will be duly authorized, executed and delivered by the Company and each constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, restructuring according to German law and similar foreign laws of general applicability relating to or affecting creditors’ rights. The Investor Shares have been duly and validly authorized.

The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, restructuring according to German law and similar foreign laws of general applicability relating to or affecting creditors’ rights. Upon due delivery by the Depositary of the Investor ADSs against the deposit of the Investor Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Investor ADSs will be duly and validly issued and the persons in whose names Investor ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4.3	No Conflict

The execution by the Company of this Agreement, the Transaction, the issuance of the Investor Shares, the issuance and delivery of the Investor ADSs, and the consummation of the Transaction:

(a)	will not conflict with, or result in any violation of the provisions of, or constitute a default under (or be subject to approval that has not heretofore been obtained) or give others right of termination or amendment or result in the imposition of any lien, charge, encumbrance upon any property or asset of the Company under, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company’s assets is subject, or any license, permit or authorization held by or issued to the Company;

(b)	will not conflict with or result in any violation of the Articles of Association or rules of procedure (Geschäftsordnung) or comparable governing documents of the Company or any provision of law, judgment or decree of any Authority applicable to the Company; and

(c)	do not require any consent, authorization, order, registration or qualification of or with any Authority, except for (i) prior to the Closing Date, the registration of the Capital Increase and its consummation with the Commercial Register, and (ii) the approval of the supplemental listing application and the satisfaction of the notice requirements of the NYSE.

4.4	Placement

[Option A – Regulation S Placement]

(a)	The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(b)	Neither the Company, nor any of its affiliates (as defined in Rule 405 under the Securities Act, each an “Affiliate”) nor any Person acting on its or their behalf has conducted any directed selling efforts in connection with the offer or sale of any of the Investor Shares or Investor ADSs.

(c)	None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Investor Shares or Investor ADSs under the Securities Act, whether through integration with prior offerings or otherwise. None of the Company, nor its Affiliates, nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the securities under the Securities Act or cause the offering of any of the Investor Shares or Investor ADSs to be integrated with other offerings. Assuming the accuracy of each of the representations and warranties set forth in Clause 6, no registration under the Securities Act is required for the offer and sale of the Investor Shares or Investor ADSs by the Company to the Investor as contemplated hereby.

(d)	The Company is not, and after giving effect to the Capital Increase and sale of the New ADSs and the application of the proceeds, will not be, an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended (“Investment Company Act”).

[Option B – 4(a)(2) Private Placement]

(e)	Neither the Company nor any Person acting on its behalf has offered or sold, or will offer or sell, any security in a manner that would require registration under the Securities Act of any of the Investor Shares or the Investor ADSs.

(f)	Neither the Company, nor any of its Affiliates, nor any Person acting on the Company’s behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would reasonably be expected to cause the offering or issuance of the Investor Shares or the Investor ADSs to be integrated with prior offerings by the Company in a manner that would require the registration under the Securities Act of any of the Investor Shares or the Investor ADSs.

(g)	Neither the Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Investor Shares or the Investor ADSs.

(h)	Assuming the accuracy of the Investor’s representations and warranties set forth in Clause 6, it is not necessary, in connection with the issuance of the Investor Shares to the Investor and the offer, sale and delivery of the Investor ADSs to the Investor in the manner contemplated by this Agreement, to register any of the Investor Shares or the Investor ADSs under the Securities Act.

4.5	SEC Documents

The Company has filed or furnished, as applicable, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the Securities and Exchange Commission of the United States of America (the “SEC”) under the Securities Act and the Securities and Exchange Act of 1934 (the “Exchange Act”) (collectively, the “SEC Documents”), or has received a valid extension of the applicable time for filing or furnishing and has filed or furnished such SEC Documents prior to the expiration of such extension. As of their respective filing dates, or, in each case, if amended prior to the date hereof, as of the date of the last such amendment: (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder applicable to such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6	Anti-Corruption Laws

None of the Company, any of its Subsidiaries, any director, officer, employee, agent or other Person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization, of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for, or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions or similar laws or regulations of any other relevant jurisdiction (collectively, the “Anti-Corruption Laws”) or (iv) made, offered, agreed, requested or taken an act of furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and intends to continue to maintain and enforce, policies and procedures designed to promote and ensure compliance of the Issuer Group with all applicable Anti-Corruption Laws.

4.7	Anti-Money Laundering Laws

The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the United States, Germany, the European Union and all other jurisdictions applicable to them, the applicable anti-money laundering statutes of all jurisdictions where the Company conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Authority involving the Company, any of its Subsidiaries or any of their respective directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending.

5.	Undertakings of the Company

The Company covenants and agrees with the Investor as follows:

5.1	The Company will notify the Investor immediately upon becoming aware of any event or development affecting any of its representations, warranties, undertakings or other obligations under this Agreement at any time on or prior to the payment being made on the Closing Date pursuant to Clause 3.2 as if repeated at any time on or prior thereto.

5.2	Prior to the Subscription Date, the Company shall prepare and file with the NYSE a supplemental listing application covering all of the Investor Shares and Investor ADSs. The Company shall use its best efforts to cause the Investor Shares and Investor ADSs, when issued, to be listed on the NYSE.

5.3	The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Investor ADSs in a manner that would require the registration under the Securities Act of the sale of the Investor ADSs to the Investor.

5.4	The Company shall promptly issue a press release disclosing the material terms of the Transaction contemplated hereby, and file a Report on Form 6-K, in each case disclosing the material terms of the Transaction contemplated hereby in the form required by the Exchange Act and attaching this Agreement as an exhibit to such Report on Form 6-K. Other than such press release, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the Transaction contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable law or stock exchange rules, in which case the party required to publish such press release or public statement shall use reasonable efforts to provide the other party a reasonable opportunity to comment on such press release or public statement in advance of such publication and shall consider such comments in good faith.

[Option B – 4(a)(2) Private Placement]

5.5	Subject to the timely receipt from the Investor of such information regarding itself and the intended method of disposition of the Investor ADSs as the Company may reasonably request, the Company shall, within ten (10) Business Days following the Closing Date, prepare and file with the SEC a registration statement (the “Registration Statement”) on Form F-3 covering the resale by the Investor of all Investor ADSs purchased pursuant to this Agreement, and shall thereafter use commercially reasonable efforts to cause the Registration Statement to become effective as soon as reasonably practicable and to keep it effective until the earlier of (i) the sale of all Investor ADSs covered thereby and (ii) the date on which all Investor ADSs may be resold without restriction pursuant to Rule 144. The Company shall promptly prepare and file such amendments (including post-effective amendments) and supplements to the Registration Statement as may be necessary to maintain its effectiveness and shall bear all registration expenses incurred in connection with the Registration Statement, other than the fees and expenses of counsel to the Investor. Notwithstanding the foregoing, the Company may, from time to time, suspend the use of the Registration Statement and the prospectus included therein for such period as it reasonably determines to be necessary pending the public disclosure of material non-public information or the preparation and filing of any amendment or supplement to the Registration Statement or such prospectus, provided that it shall use commercially reasonable efforts to resume the use thereof as promptly as reasonably practicable.

6.	Representations, Warranties and Undertakings of the Investor

As of the date hereof, as of the Subscription Date and as of the Closing Date, the Investor represents and warrants, by way of an independent guarantee and irrespective of negligence (in Form eines selbständigen, verschuldensunabhängigen Garantieversprechens) to the Company, or covenants and agrees with the Company, as the case may be, that:

6.1	The Investor is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement.

6.2	This Agreement has been duly authorized, executed and delivered by the Investor and constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms.

6.3	The Investor’s execution of and performance under this Agreement will not conflict with any applicable law or with the Investor’s constitutional or organizational documents.

6.4	The Investor has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations thereunder.

6.5	The Investor is a sophisticated investor, has independently evaluated the merits and risks of the investment, has had the opportunity to consult its own legal, financial and tax advisers, and is making its own investment decision.

6.6	The Investor acknowledges that, at the time of the investment, the Company and its directors, officers, employees or representatives are in possession of information that will be disclosed in the Company’s Q2/2026 results release and related documents and calls (collectively, the “Q2/2026 Release”). Such information has not been disclosed to the Investor.

6.7	The Investor nevertheless knowingly and voluntarily elects to make the investment with the understanding that the information contained in the Q2/2026 Release may be favorable or unfavorable to the value of the securities.

6.8	To the fullest extent permitted by applicable law, the Investor agrees that its decision to invest is not based upon the absence of any such information and waives any claim against the Company or its directors, officers, employees or representatives arising solely from the Company’s possession of, or failure to disclose, the Q2/2026 Release in connection with the investment; provided that nothing in this Clause limits or waives any claim arising from fraud, intentional misconduct, any express representation or warranty contained in this Agreement, or any liability that cannot lawfully be waived.

[Option A – Regulation S Placement]

6.9	At the time the Investor was offered the Investor Shares and the Investor ADSs, it was, and as of the date hereof and as of the Closing Date is, (i) not a U.S. person (within the meaning of Regulation S), (ii) outside the United States and (iii) not an Affiliate of the Company or a Person acting on behalf of such an Affiliate.

6.10	The Investor acknowledges that the Investor ADSs (i) were not offered to it by means of any directed selling efforts and (ii) are not being offered in a manner involving a public offering.

6.11	The Investor is acquiring the Investor Shares and the Investor ADSs for its own account, for investment only and not with a present intention of distributing them in violation of the Securities Act.

6.12	The Investor understands that the Investor Shares and the Investor ADSs are being offered and sold in reliance upon Regulation S under the Securities Act and that the Company is relying upon the truth and accuracy of the foregoing representations.

[Option B – Rule 4(a)(2) Private Placement]

6.13	The Investor is acquiring the Investor Shares and the Investor ADSs for its own account, for investment only and not with a present intention of distributing them in violation of the Securities Act.

6.14	The Investor is not acquiring the Investor Shares or the Investor ADSs as a result of any general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, broadcast over television or radio, or presented at any seminar or other general solicitation.

6.15	The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Investor Shares and the Investor ADSs and is able to bear the economic risk of such investment for an indefinite period.

6.16	The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

[Option C – Investor Not an Affiliate of the Company]

The Investor is not an Affiliate of the Company (as defined in Rule 405 under the Securities Act) and has not been an Affiliate of the Company during the three (3) months preceding the date hereof.

[Option D – Investor Is an Affiliate of the Company]

The Investor is an Affiliate of the Company (as defined in Rule 405 under the Securities Act). The Investor acknowledges that the Investor ADSs are subject to additional restrictions on resale applicable to Affiliates under the Securities Act, including the volume limitations set forth in Rule 144 thereunder.

7.	Conditions to the Investor’s Obligations

7.1	Conditions as to Subscription of the Investor Shares and Payment of the Aggregate Investor Issue Price

The obligation of the Investor to pay the Aggregate Investor Issue Price shall be subject to the satisfaction (or waiver by the Investor) of the following conditions on the Subscription Date:

(a)	the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Subscription Date (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date);

(b)	the Company shall have performed and complied with all of its obligations and covenants under this Agreement required to be performed or complied with on or prior to the Subscription Date; and

(c)	all authorizations required to consummate the Transaction shall have been obtained.

7.2	Conditions as to Payment of the Aggregate Investor Additional Payment Amount

The obligation of the Investor to pay the Aggregate Investor Additional Payment Amount shall be subject to the satisfaction (or waiver by the Investor) of the following conditions on the Closing Date:

(a)	all conditions set forth in Clause 7.1 shall continue to be satisfied (or shall have been waived by the Investor) as of the Closing Date, and no event shall have occurred between the Subscription Date and the Closing Date that would cause any such condition to fail to be satisfied if assessed as of the Closing Date.

7.3	Waiver

The Investor may waive any of the foregoing conditions pursuant to Clauses 7.1 and 7.2 in its sole discretion.

8.	Consequences of Non-Occurrence of Conditions and Termination

8.1	Termination

If any of the conditions referred to under Clauses 7.1 and 7.2 has not occurred on the respective date or such other date, as the Investor and the Company may agree, and the Investor has not waived such condition pursuant to Clause 7.3, the Investor may, by written notice to the Company, terminate this Agreement. In the event that this Agreement has been terminated, each of the Parties shall be released and discharged from their respective obligations hereunder, provided that such termination shall not release or discharge either Party from (i) any liabilities or obligations that have accrued prior to the date of termination, or (ii) any obligations which by their nature are intended to survive termination, including the obligation to refund to the Investor any amounts paid if the Closing Date does not occur.

8.2	Termination prior to Registration of the Consummation of the Capital Increase

In the event that at the time of the termination

(a)	some or all of the obligations of the Investor pursuant to Clause 2.2 have been fulfilled but the Subscription Certificate and the Bank Certificate have not yet been filed with the Commercial Register, the Investor may request the Company to refrain from filing the Subscription Certificate and the Bank Certificate with respect to the Investor Shares and to cause Baader to release the amounts credited to the Capital Increase Account in respect of the Aggregate Investor Issue Price for repayment to the Investor; or

(b)	the obligations of the Investor pursuant to Clause 2.2 have been fulfilled and the Subscription Certificate and the Bank Certificate have been filed but the consummation of the Capital Increase with respect to the Investor Shares has not yet been registered in the Commercial Register, the Investor may request the Company to use its best efforts to procure that the application for the registration of the consummation of the Capital Increase with respect to the Investor Shares in the Commercial Register is withdrawn. If such application for registration is successfully withdrawn, the Company shall cause Baader to release the amounts credited to the Capital Increase Account in respect of the Aggregate Investor Issue Price for repayment to the Investor. If such application for registration cannot be successfully withdrawn and the consummation of the Capital Increase has been registered in the Commercial Register, this Agreement is deemed to have been terminated after the registration of the consummation of the Capital Increase with respect to the Investor Shares in the Commercial Register and Clause 8.3 shall apply.

8.3	Termination after Registration of the Consummation of the Capital Increase

If this Agreement has been terminated after the registration of the consummation of the Capital Increase with respect to the Investor Shares in the Commercial Register but prior to the Closing Date the following shall apply:

(a)	The Company shall be entitled, to the extent legally possible, to designate, within a 10-calendar day period from being notified by the Investor, one or more third parties willing to purchase the Investor Shares or Investor ADSs in accordance with applicable laws and the Articles of Association and at a purchase price to be notified by the Company to the Investor (such purchase price per Investor Share or Investor ADS to be no less than the Issue Price per Investor Share or twice the Issue Price per Investor ADS, respectively). In the event such shares are sold an amount equal to the Aggregate Investor Issue Price for such shares shall be paid to the Investor.

(b)	After expiration of the period set forth in the preceding Clause 8.3(a) and, if and to the extent the Company did not designate one or more third parties in accordance with Clause 8.3(a) willing to acquire the Investor Shares, the Investor shall be entitled to sell the then remaining Investor Shares using best efforts in terms of price and purchaser. In the event such shares are sold at a price that exceeds the Aggregate Investor Issue Price for such shares, the Investor shall pay the excess proceeds to the Company.

9.	Transfer Restrictions

9.1	Compliance with Laws

The Investor covenants that it will not dispose of the Investor ADSs other than pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. Notwithstanding the foregoing, the Investor ADSs may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Investor ADSs and such pledge of Investor ADSs shall not be deemed to be a transfer, sale or assignment of the Investor ADSs hereunder, and the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement if effecting a pledge of the Investor ADSs. [Option C/D: The Investor acknowledges the additional restrictions applicable to its status as a non-Affiliate / Affiliate of the Company, as set forth in Clause 6.]

9.2	Legends

[Option A – Regulation S Placement]

The Investor ADSs (and the Depositary Statement) shall bear the following legend:

“THE ORDINARY SHARES (THE “SHARES”) REPRESENTED BY THE AMERICAN DEPOSITARY SECURITIES (THE “ADSs”) [EVIDENCED HEREBY] [TO WHICH THIS CONFIRMATION RELATES] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SHARES, THE ADSs NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR TO ANY “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING ACQUISITION OF THE ADSs BY THE INITIAL HOLDER THEREOF.”

The Company hereby agrees that the Delivery Order shall include an irrevocable provision that, as promptly as practicable after the expiration of a period of 40 days following the Closing Date, the Depositary shall remove the above restrictive legend from its records with respect to the Investor ADSs.

[Option B – Section 4(a)(2) Placement]

The Investor ADSs (and the Depositary Statement) shall bear the following legend:

“THE ORDINARY SHARES (THE “SHARES”) REPRESENTED BY THE AMERICAN DEPOSITARY SHARES (THE “ADSs”) [EVIDENCED HEREBY][TO WHICH THIS CONFIRMATION RELATES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE ADSs AND THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED BY AN OPINION OF COUNSEL THAT IS SATISFACTORY TO THE COMPANY AND THE DEPOSITARY, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS.”

The Company shall, upon the request of the Investor, cause removal of the legend set forth in Clause 9.2 from the Investor ADSs (and the Depositary Statement) if the conditions set forth therein are met. The Company shall instruct the Depositary to effect such removal after receipt of the Investor’s request and such documentation as the Depositary may reasonably require to establish that the proposed transfer of the Investor ADSs may be effected pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

10.	Communications and Authorizations

10.1	Addresses

Any notice or communication relating to this Agreement shall be given by letter delivered in person or email. Subject to written notices of change of address, all communication hereunder shall be given to the following addresses, as applicable:

(a)	Jumia Technologies AG
Skalitzer Straße 104
10997 Berlin
Germany
Attn.:
Email:

With a copy to:
Sullivan & Cromwell LLP
Neue Mainzer Straße 52
60311 Frankfurt am Main
Germany
Attn.: Krystian Czerniecki and Clemens Rechberger
Email:

(b)	[●] [●] [●] [●] Attn.: [●] Email: [●]

10.2	Time of Effectiveness

Any notice or communication pursuant to Clause 10.1 shall take effect, in the case of delivering, at the time of delivery and, in the case of e-mail, at the time of dispatch.

11.	Governing Law and Jurisdiction

11.1	Governing Law

This Agreement and all non-contractual obligations arising out of or in connection with this Agreement shall be governed by the laws of Germany.

11.2	Jurisdiction

The non-exclusive place of jurisdiction for disputes arising out of or in connection with this Agreement shall be Berlin, Germany.

12.	Miscellaneous

12.1	Language, Appendices

This Agreement is written in the English language. Legal concepts used with the aid of terms in the German language shall have the meaning ascribed to them under German law. The clause and subsection headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

12.2	References to Statutory Provisions

Subject to the following sentence, references in this Agreement to a statutory provision shall be a reference to such statutory provision as it is in force on the date hereof. A reference to a statutory provision in (i) a representation shall be a reference to such statutory provision as it is in force on the date such representation is being made and (ii) an undertaking shall be a reference to such statutory provision as it is in force from time to time during the applicability of such undertaking.

12.3	Copies

This Agreement may be executed in any number of counterparts. Exchange of counterparts duly executed by the respective Party shall suffice. Each executed copy shall be an original of one and the same agreement whereby the Parties agree that the exchange of electronic copies of signed documents (including documents signed electronically) shall have the same validity as originals.

12.4	Amendments

Amendments to this Agreement shall only be made in writing whereby the Parties agree that the exchange of electronic copies of signed documents (including documents signed electronically) shall have the same validity as originals. This shall also apply to amendments of this Clause 12.4.

12.5	Waiver

No failure or delay by any Party or any indemnified Person in exercising any right or remedy pursuant to this Agreement or provided by general law or otherwise shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

12.6	Saving of Rights

The rights and remedies of the Investor in relation to any misrepresentation or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of the Investor into the affairs of any of the Company, by the execution or the performance of this Agreement or by any other act or thing by or on behalf of the Investor which might prejudice such rights or remedies.

12.7	Further Assurance

At any time after the date of this Agreement each Party shall, and shall use all reasonable endeavors to procure that any necessary third party shall, at the cost of that Party execute such documents and do such acts and things as any of the other Parties may reasonably require for the purpose of giving full effect to all the provisions of this Agreement by which he or it is bound.

12.8	Assigns

Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company or the Investor without the prior written consent of the other Party.

12.9	Severability

Should any provision of this Agreement be or become invalid either in whole or in part, the other provisions of this Agreement shall remain in force. It is understood by the Parties that any invalid provision shall be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

12.10	Entire Agreement

This Agreement, together with the other Transaction Documents, supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the Parties with respect to the subject matter of this Agreement, and this Agreement (together with any amendments or modifications and the other Transaction Documents) contains the sole and entire agreement between the Parties with respect to the subject matter of this Agreement and the other Transaction Documents.

[Signature Page Follows]

SIGNATORIES TO THE SHARE PURCHASE AGREEMENT

JUMIA TECHNOLOGIES AG

By:		By:
Name:	Francis Dufay	Name:	Antoine Maillet-Mezeray
Title:	Member of the Management Board (CEO)	Title:	Member of the Management Board

[● INVESTOR]

By:		By:
Name:	[●]	Name:	[●]
Title:	[●]	Title:	[●]

[Signature Page to Share Purchase Agreement]

Appendix 1

Payment Instructions

August [●], 2026

We refer to the share purchase agreement between the Parties dated as of August 12, 2026 (the “Share Purchase Agreement”).

Terms used but not defined in these instructions that are defined in the Share Purchase Agreement have the meanings assigned to them in the Share Purchase Agreement.

In accordance with the terms of the Share Purchase Agreement, in particular Recital (D) and Clause 1.1 of the Share Purchase Agreement, the Aggregate Investor Additional Payment Amount amounts to USD [●].

The Closing Date, on which payment of the Aggregate Investor Additional Payment Amount is due and the Company shall instruct the Depositary to register and deliver the Investor ADSs, shall be August [●], 2026.

JUMIA TECHNOLOGIES AG

By:		By:
Name:	Francis Dufay	Name:	Antoine Maillet-Mezeray
Title:	Member of the Management Board (CEO)	Title:	Member of the Management Board